Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Hughes Supply, Inc. on Forms S-8 (File Nos. 2-78323, 33-9082, 33-26468 and 33-33701) and on Forms S-3 (File Nos. 33-
70112, 33-56837, 33-56489, 33-61391 and 33-64803), of our report dated March 17, 1994, on our audit of the consolidated financial statements of Hughes Supply, Inc. and subsidiaries for the fiscal year ended January 28, 1994, which report is included in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Orlando, Florida
March 14, 1996